UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2009

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA		20190
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On October 9, 2009, TerreStar Corporation, a Delaware corporation (the “Company”),  TerreStar Holdings Inc., a Delaware corporation and a newly-formed, direct wholly-owned subsidiary of TSC (“Holdings”) and TerreStar Networks Inc., a Delaware corporation and an indirect and majority-owned subsidiary of the Company (“TSN” and together with the Company and Holdings, the “Companies”) launched offers to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) the preferred stock of the Companies for the Series F Preferred Stock and Series G Junior Preferred Stock of Holdings.  In connection with the Exchange Offers, the Company is also soliciting (the “Solicitation,” and together with the Exchange Offers, the “Exchange Offers and Solicitation”) consents (the “Consents”) to certain proposed amendments to the certificate of designation of the Company’s Series B Cumulative Convertible Preferred Stock.

The Exchange Offers and Solicitation will expire at 5:00 p.m., New York City time, on November 10, 2009, unless extended or earlier terminated.  Withdrawal rights for tenders of each series of preferred stock offered to be exchanged and revocation rights for Consents will expire on November 10, 2009.

The terms Exchange Offers, including the terms of the new securities offered thereby, and Solicitation are set forth in the Schedule TO filed by the Company with Securities and Exchange Commission on October 9, 2009.  The Exchange Offers and the Solicitation are subject to certain conditions, including a condition that at least 90% of the preferred stock offered to be exchanged is tendered, which may be waived at the Companies’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  October 9, 2009